                                                                     Exhibit 4.2

                            [FACE OF GLOBAL SECURITY]

     FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THIS SECURITY IS ISSUED WITH AN INDETERMINATE AMOUNT OF ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES AND WILL BE SUBJECT TO THE REGULATIONS GOVERNING CONTINGENT PAYMENT DEBT INSTRUMENTS FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE DATE AND THE COMMENCEMENT DATE FOR THE ACCRUAL OF ORIGINAL ISSUE DISCOUNT IS DECEMBER 20, 2006. AS REQUIRED UNDER APPLICABLE TREASURY REGULATIONS, THE "COMPARABLE YIELD" IS SET FORTH IN SECTION 2.14 OF THE INDENTURE PURSUANT TO WHICH THIS SECURITY IS BEING ISSUED.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

     THIS SECURITY AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

     THE HOLDER OF THIS SECURITY SHALL BE DEEMED TO HAVE AGREED FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A

PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO THIS CLAUSE (3) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR
(4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

     THIS SECURITY, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS SECURITY AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY AND SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

No. [_____]                                                    CUSIP: 459902 AN2
                                                             ISIN: US459902AN 26

                           Principal Amount $[______]
                     as revised by the Schedule of Increases
              and Decreases in the Global Security attached hereto

                          INTERNATIONAL GAME TECHNOLOGY

                     2.60% CONVERTIBLE DEBENTURES DUE 2036

     International Game Technology, a Nevada corporation, promises to pay to Cede & Co. or registered assigns, the principal amount of $[__] on December 15, 2036.

     Interest Payment Dates: June 15 and December 15.

     Record Dates: June 1 and December 1.

     Additional provisions of this Security are set forth on the other side of this Security.

Dated: December 20, 2006                INTERNATIONAL GAME TECHNOLOGY


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.


By
  -----------------------------------
  Authorized Signatory

Dated:
       -------------

                          [REVERSE OF GLOBAL SECURITY]

                      2.60% Convertible Debentures due 2036

1.   Interest

     This Security shall bear cash interest at the rate of 2.60% per annum. Interest on this Security shall accrue from the Issue Date, or from the most recent date to which interest has been paid or provided for. Interest shall be payable semiannually in arrears on June 15 and December 15 of each year, beginning on June 15, 2007, to the holders of record of Securities at the close of business on the June 1 or December 1 immediately preceding such Interest Payment Date (or repurchase, redemption or Stated Maturity, as applicable). Each payment of cash interest on this Security shall include interest accrued for the period commencing on and including the immediately preceding Interest Payment Date (or, if none, the scheduled original Issue Date) through the day before the applicable Interest Payment Date, Redemption Date, Repurchase Date or Stated Maturity, as applicable. Any payment required to be made on any day that is not a Business Day shall be made on the next succeeding Business Day and no additional interest shall accrue. Interest shall be calculated using a 360-day year composed of twelve 30-day months. Interest shall cease to accrue on this Security upon its Stated Maturity, conversion or repurchase by the Company including a repurchase at the option of the Holder upon a Fundamental Change in accordance with Paragraph 7 hereof.

     Interest on Securities converted after a Record Date but prior to the corresponding Interest Payment Date will be paid to the Holder of the Securities on the Record Date but, upon conversion the Holder must pay the Company the interest which has accrued and will be paid on such Interest Payment Date. No such payment need be made (1) if the Company has specified a Redemption Date that is after a Record Date and on or prior to the next Interest Payment Date,
(2) if the Company has specified a Fundamental Change Repurchase Date that is after a Record Date and on or prior to the next Interest Payment Date or (3) only to the extent of overdue interest, if any overdue interest exists at the time of conversion with respect to such Securities.

     From and after December 20, 2009, the Company will pay Contingent Interest on this Security under the circumstances and in the amounts described in Article 11 of the Indenture. Such Contingent Interest, if any, shall be payable semi-annually in arrears on each Interest Payment Date. Contingent Interest, if any, will be computed on the basis of a 360-day year of twelve 30-day months.

     In the event of any payment of Contingent Interest, the Company will disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing this information or through such other public medium as the Company may use at that time.

2.   Method of Payment.

     The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided herein and in the Indenture. The Company will pay interest (except Defaulted Interest) on the principal amount of the Securities on each June 15 and December 15 to the Persons who are registered Holders of Securities at the close of business on the June 1 and December 1 next preceding the Interest Payment Date even if Securities are canceled or repurchased after such Record Date and on or before the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company will make all payments in respect of a Certificated Security (including principal and interest) in U.S. dollars at the office of the Trustee. At the Company's option, however, the Company may make such payments by mailing a check to the registered address of each Holder thereof as such address shall appear on the register or, with respect to Securities represented by a Global Security, by wire transfer of immediately available funds to the accounts specified by the Depositary. If an Interest Payment Date is a date other than a Business Day, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.   Paying Agent, Conversion Agent and Registrar.

     Initially, the Trustee will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent in the United States of America, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.

4.   Indenture.

     The Company issued the Securities under an Indenture dated as of December 20, 2006 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

     The Securities are general unsecured obligations of the Company limited to an aggregate principal amount of $900,000,000. The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.   Redemption at the Option of the Company.

     No sinking fund is provided for the Securities. Subject to the terms and conditions of this Indenture, the Securities are redeemable at the option of the Company in whole or in part, at any time or from time to time on, or after December 20, 2009 for a cash price equal to the 100% of the principal amount plus accrued and unpaid interest, if any, up to the Redemption Date (the "REDEMPTION PRICE").

6.   Notice of Redemption.

     Notice of redemption pursuant to Paragraph 5 of this Security will be mailed at least 15 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such Redemption Date interest ceases to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount.

7.   Purchase By the Company at the Option of the Holder.

     (a) Subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase, at the option of the Holder, all or any portion of the Securities held by such Holder on December 15, 2009, December 15, 2011, December 15, 2016, December 15, 2021, December 15, 2026 and December 15, 2031 or the next Business Day following such dates to the extent such dates are not Business Days in integral multiples of $1,000 in cash at a Repurchase Price equal to 100% of the principal amount plus accrued and unpaid interest, if any, on the Repurchase Date. To exercise such right, a Holder shall deliver to the Company a Repurchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Repurchase Date until the close of business on the last Business Day prior to such Repurchase Date, and shall deliver the Securities to the Paying Agent as set forth in the Indenture.

     (b) At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to offer to repurchase the Securities held by such Holder within 30 days (which repurchase shall occur no more than 45 days after the date of such offer) after the occurrence of a Fundamental Change of the Company (as defined in the Indenture) for a Fundamental Change Repurchase Price equal to 100% of the principal amount plus accrued and unpaid interest, if any, on the Fundamental Change Repurchase Date, which Fundamental Change Repurchase Price shall be paid in cash.

     (c) Holders have the right to withdraw any Repurchase Notice delivered pursuant to Paragraph 7(a) above or Fundamental Change Repurchase Notice delivered pursuant to Paragraph 7(b), as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture at any time prior to the close of business of the last day prior to the Repurchase Date. If cash sufficient to pay the Repurchase Price or Fundamental Change Repurchase Price, as the case may be, of all Securities or portions thereof to be repurchased as of the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, is deposited with the Paying Agent on the Repurchase Date or the Fundamental Change Repurchase Date, interest will cease to accrue on such Securities (or portions thereof) immediately after such Repurchase Date or Fundamental Change Repurchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Repurchase Price or Fundamental Change Repurchase Price upon surrender of such Security.

8.   Conversion.

     (a) The initial Conversion Rate is 16.1875 shares of Common Stock per $1,000 principal amount, subject to adjustment in certain events described in the Indenture. Upon conversion, a Holder will receive, in respect of each $1,000 principal amount of Securities, (x) cash equal to the lesser of (1) $1,000 or
(2) the Conversion Value; and (y) a number of shares of Common Stock equal the sum of the Daily Share Amounts (as defined in the Indenture) for each of the ten consecutive Trading Days in the Applicable Conversion Reference Period (as defined in the Indenture), as more fully set forth in the Indenture. A Holder that surrenders Securities for conversion will receive cash in lieu of any fractional share of Common Stock based on the Closing Sale Price of the Common Stock of the Company on the Trading Day immediately prior to the Conversion Date.

     (b) Holders may surrender Securities for conversion into cash and shares, if any, of Common Stock during any fiscal quarter ending after March 31, 2007 (and only during such fiscal quarter) if, the Closing Sale Price of the Common Stock for at least 20 Trading Days in the 30 Trading Day period ending on the last Trading Day of the immediately preceding fiscal quarter is more than 130% of the Conversion Price per share of the Common Stock on the last day of such preceding fiscal quarter. The "CONVERSION PRICE" per share of Common Stock as of any day will equal the result obtained by dividing $1,000 by the then applicable Conversion Rate.

     (c) A Holder may also surrender for conversion a Security or portion of a Security which has been called for redemption pursuant to Paragraph 5 hereof, and such Securities may be surrendered for conversion until the close of business on the Business Day prior to the Redemption Date. A Security in respect of which a Holder has delivered a Repurchase Notice or a Fundamental Change Repurchase Notice exercising the option of such Holder to require the Company to repurchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

     (d) If the Company elects to either (i) distribute to all Holders of Common Stock certain rights entitling them to purchase, for a period expiring within 60 days, shares of Common Stock at less than the current market price at the time, or (ii) distribute to all Holders of Common Stock the Company's assets, debt securities or certain rights to purchase the Company's securities, which distribution has a per share value exceeding 12.5% of the Closing Sale Price of a share of Common Stock on the day prior to the declaration date for such distribution, the Company must give notice to the Holders at least 25 scheduled Trading Days prior to the Ex-Dividend Date for such distribution. Once such notice has been given, the Securities may be surrendered for conversion at any time until the earlier of the close of business on the Business Day prior to the Ex-Dividend Date or until the Company announces that such distribution will not take place. No adjustment to the ability of a holder to convert will be made if the holder will otherwise participate in the distribution without conversion. The Company shall notify Holders at least 25 scheduled Trading Days prior to the Ex-Dividend Date for such distribution.

     (e) If the Company is party to any transaction or event that constitutes a Fundamental Change, including any event that would be a Fundamental Change but for the existence of an exception specified in clauses (A) or (B) of the paragraph following the definition thereof), a

Holder may surrender Securities for conversion at any time from and after the 15th scheduled Trading Day prior to the anticipated effective date of such transaction or event until the Fundamental Change Repurchase Date (or if there is no Fundamental Change Repurchase Date with respect to such event, the 15th day after the effective date thereof, as set forth in Section 3.08 of the Indenture) corresponding to such event. The Company will notify Holders at least 25 scheduled Trading Days prior to the anticipated effective date of such transaction.

     (f) If the Company is a party to a combination, merger, binding share exchange or sale or conveyance of all or substantially all of its property and assets, in each case pursuant to which the Common Stock would be converted into cash, securities and/or other property that does not also constitute Fundamental Change, including any event that would be a Fundamental Change but for the existence of an exception specified in clauses (A) or (B) of the paragraph following the definition thereof), Holders shall have the right to surrender Securities for conversion at any time from and after the date which is 15 scheduled Trading Days prior to the date that is the actual effective date of such transaction and ending on the 15th scheduled Trading Day following the effective date of such transaction. The Company will notify Holders at least 25 scheduled Trading Days prior to the anticipated effective date of such transaction.

     (g) Holders may surrender Securities for conversion at any time on or after September 15, 2036 until the close of business on the business day immediately preceding the Stated Maturity.

     (h) To surrender a Security for conversion, a Holder must (1) complete and manually sign the irrevocable conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents and (4) pay any transfer or similar tax, if required.

     (i) A Holder may convert a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the shares of Common Stock except as provided in the Indenture. Except as provided in Paragraph 1 hereof, on conversion of a Security, the Holder will not receive any cash payment representing accrued and unpaid interest with respect to the converted Securities. Instead, upon conversion the Company will deliver to the Holder cash, a fixed number of shares of Common Stock, if any, and any cash payment to account for fractional shares. Accrued and unpaid interest will be deemed paid in full rather than cancelled, extinguished or forfeited. The Company will not adjust the Conversion Rate to account for accrued and unpaid interest.

     (j) The Conversion Rate will be adjusted as provided in Article 10 of the Indenture. The Company may increase the Conversion Rate for at least 20 Business Days, so long as the increase is irrevocable during such period.

     (k) If the Company is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets as set forth in
Section 5.01 of the Indenture, or upon certain events described in Section 10.15 of the Indenture, then at the effective time of the transaction, the Conversion Value and Daily Share Amount will be determined based upon the kind and amount of cash, securities or other property that a holder of a number of shares of Common Stock equal to the Conversion Rate would have received in the transaction or event.

     (l) The Company will notify Holders of any event triggering the right to convert the Securities as specified in the Indenture.

9.   Conversion Arrangement on Call for Redemption.

     A Holder may surrender for conversion any of the Securities called for redemption at any time prior to the close of business one Business Day prior to the Redemption Date, even if it is not otherwise convertible at such time. If a Holder has already delivered a Repurchase Notice or a Fundamental Change Repurchase Notice with respect to a Security, however, the Holder may not surrender that Security for conversion until the Holder has withdrawn the notice in accordance with the Indenture.

10.  Mandatory Disposition Due to Gaming Laws.

     Each holder, by accepting this Security, shall be deemed to have agreed that if the Gaming Authority of any jurisdiction in which Company or any Subsidiary does business requires that a person who is a holder or the beneficial owner of the Security be licensed, qualified or found suitable under applicable Gaming Laws, such holder or beneficial owner, as the case may be, shall apply for a license, qualification or a finding of suitability within the required time period. If such person fails to apply or become licensed or qualified or is found unsuitable, the Company shall have the right, at its option to:

     (1) require such person to dispose of this Security or beneficial interest in this Security within 30 days of receipt of notice of the Company's election or such earlier date as may be requested or prescribed by such Gaming Authority; or

     (2) redeem this Security at a redemption price equal to:

          (A) the lesser of

               (i) such person's cost, and

               (ii) the principal amount, plus accrued and unpaid interest, if any, to the earlier of the redemption date or the date of the finding of unsuitability, which may be less than 30 days following the notice of redemption if so required or prescribed by the applicable Gaming Authority; or

          (B) such other amount as may be required by applicable law or by order of any applicable Gaming Authority.

     The Company shall notify the Trustee in writing of any such redemption as soon as practicable. The Company shall not be responsible for any costs or expenses any such holder may incur in connection with its application for a license, qualification or a finding of suitability.

11.  Denominations; Transfer; Exchange.

     The Securities are in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Repurchase Notice or Fundamental Change Repurchase Notice has been given and not withdrawn (except, in the case of a Security to be repurchased in part, the portion of the Security not to be repurchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

12.  Persons Deemed Owners.

     The registered Holder of this Security may be treated as the owner of this Security for all purposes.

13.  Unclaimed Money or Securities.

     The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

14.  Trustee Dealings with the Company.

     Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.  Calculations in Respect of Securities.

     The Company will be responsible for making all calculations called for under the Securities. These calculations include, but not limited to, determinations of the market prices of the Securities and the Common Stock, any accrued interest payable on the Securities, the Conversion Value, the Daily Share Amount and the Conversion Price of the Securities. The Company will make these calculations in good faith and, absent manifest error, the calculations will be final and binding on Holders of the Securities. The Company will provide to the Trustee a schedule of its calculations, and the Trustee is entitled to rely upon the accuracy of such calculations without independent verification. The Trustee will forward the Company's calculations to any Holder of the Securities upon the request of such Holder.

16.  No Recourse Against Others.

     A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.  Authentication.

     This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

18.  Abbreviations.

     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.  GOVERNING LAW.

     THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

20.  Registration Rights.

     The Holders of the Securities are entitled to the benefits of a Registration Rights Agreement, dated as of December 20, 2006, between the Company and Banc of America Securities LLC, as representative of the initial purchasers, including the receipt of Additional Interest upon a registration default (as defined in such agreement).

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

     International Game Technology
     9295 Prototype Drive
     P.O. Box 10580
     Reno, Nevada 89510

ASSIGNMENT FORM                         CONVERSION NOTICE

To assign this Security, fill in the    To convert this Security into shares
form below:                             of Common Stock of the Company, check
                                        the box [ ]
I or we assign and transfer this
Security                                To convert only part of this
                                        Security, state the principal amount
_____________________________________   to be converted ________________________
                                        (which must be $1,000 or
_____________________________________   an integral multiple of $1,000):

_____________________________________   If you want the stock certificate
                                        made out in another Person's name
(Insert assignee's soc. sec. or tax     fill in the form below:
ID no.)
_____________________________________   ________________________________________

_____________________________________   ________________________________________
(Print or type assignee's name,         (Insert the other Person's soc. sec.
address and zip code)                   tax ID no.)

and irrevocably appoint _____________   ________________________________________
agent to transfer this Security on
the books of the Company. The agent     ________________________________________
may substitute another to act for him.  (Print or type other Person's name, address and zip code)


Date:                       Your Signature:
      --------------------                  ------------------------------------
     (Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed


-------------------------------------
Participant in a Recognized Signature
Guarantee Medallion Program


By:
    ---------------------------------
    Authorized Signatory

             SCHEDULE OF INCREASES AND DECREASES OF GLOBAL SECURITY Initial Principal amount of Global Security: _________($_________).

                                                       Principal Amount of
       Amount of Increase in   Amount of Decrease in   Global Security After
        Principal Amount of     Principal Amount of           Increase         Notation by Registrar
Date      Global Security         Global Security           or Decrease        or Security Custodian
----   ---------------------   ---------------------   ---------------------   ---------------------